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                                                                     EXHIBIT 2.1









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                       AMERICAN COMMUNITY BANKSHARES, INC.

                                       AND

                           FIRST FEDERAL CAPITAL CORP.

                                  MAY 23, 2001

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AGREEMENT AND PLAN OF MERGER.....................................................................................1

ARTICLE I - THE MERGER...........................................................................................1

         Section 1.1 The Merger..................................................................................1

         Section 1.2 Effective Time..............................................................................1

         Section 1.3 Effect of the Merger........................................................................2

         Section 1.4 Articles of Incorporation; By-Laws..........................................................2

         Section 1.5 Board of Directors of the Surviving Corporation.............................................2

         Section 1.6 Conversion of Securities....................................................................2

         Section 1.7 Adjustments for Dilution and Other Matters..................................................3

         Section 1.8 Exchange of Certificates....................................................................3

         Section 1.9 Dissenting Shares...........................................................................5

         Section 1.10 Stock Transfer Books.......................................................................6

         Section 1.11 The Bank Merger............................................................................6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8

         Section 2.1 Organization and Qualification; Subsidiaries................................................8

         Section 2.2 Articles of Incorporation and By-Laws.......................................................9

         Section 2.3 Capitalization..............................................................................9

         Section 2.4 Authority..................................................................................10

         Section 2.5 No Conflict; Required Filings and Consents.................................................10

         Section 2.6 Compliance; Permits........................................................................11

         Section 2.7 Compliance with Environmental Laws.........................................................11

         Section 2.8 Contracts and Agreements...................................................................12

         Section 2.9 Agreements with Regulatory Agencies........................................................13

         Section 2.10 Loan Loss Reserves........................................................................13

         Section 2.11 Banking Reports; Financial Statements.....................................................13

         Section 2.12 Absence of Certain Changes or Events......................................................15

         Section 2.13 Absence of Litigation.....................................................................15

         Section 2.14 Employee Benefit Plans....................................................................16

         Section 2.15 Registration Statement; Proxy Statement/Prospectus........................................17

         Section 2.16 Taxes, Reports, Minutes...................................................................18
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         Section 2.17 Company Properties........................................................................19

         Section 2.18 Brokers...................................................................................19

         Section 2.19 Tax-Free Reorganization...................................................................20

         Section 2.20 Vote Required.............................................................................20

         Section 2.21 Absence of Undisclosed Liabilities........................................................20

         Section 2.22 Shareholders of the Company...............................................................20

         Section 2.23 Regulatory Filings........................................................................20

         Section 2.24 Loans.....................................................................................21

         Section 2.25 Loan Portfolio; Reports...................................................................21

         Section 2.26 Mortgage-Backed and Related Securities and Investment Securities..........................21

         Section 2.27 Fiduciary Responsibilities................................................................22

         Section 2.28 Other Information.........................................................................22

         Section 2.29 Insider Interests.........................................................................22

         Section 2.30 Takeover Restrictions.....................................................................22

         Section 2.31 Insurance.................................................................................22

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR...................................................22

         Section 3.1 Organization and Qualification; Corporate Power............................................23

         Section 3.2 Authorization..............................................................................23

         Section 3.3 Capitalization.............................................................................23

         Section 3.4 Financial Statements.......................................................................24

         Section 3.5 No Violation...............................................................................24

         Section 3.6 Consents and Approvals.....................................................................25

         Section 3.7 Litigation.................................................................................25

         Section 3.8 Employee Benefit Plans.....................................................................25

         Section 3.9 Compliance with Environmental Laws.........................................................28

         Section 3.10 Shares to be Issued in Merger.............................................................28

         Section 3.11 Broker's Fees.............................................................................28

         Section 3.12 Acquiror Information......................................................................28

         Section 3.13 SEC Filings...............................................................................29

         Section 3.14 Continuity of Business Enterprise.........................................................29

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ARTICLE IV - COVENANTS OF THE COMPANY...........................................................................29

         Section 4.1 Registration Statement and Shareholders Meeting............................................29

         Section 4.2 Conduct of Business, Certain Covenants.....................................................29

         Section 4.3 Information, Access Thereto................................................................31

         Section 4.4 Confidentiality............................................................................31

         Section 4.5 Recommendation of Merger to Shareholders...................................................31

         Section 4.6 Litigation Matters.........................................................................31

         Section 4.7 No Solicitation............................................................................32

         Section 4.8 Best  Efforts..............................................................................32

         Section 4.9 Voting Agreements..........................................................................32

ARTICLE V - COVENANTS OF THE ACQUIROR...........................................................................33

         Section 5.1 Affirmative Covenants......................................................................33

         Section 5.2 Negative Covenants.........................................................................33

         Section 5.3 Notice Regarding Breaches..................................................................33

         Section 5.4 Stock Exchange Listing.....................................................................33

         Section 5.5 Tax Treatment..............................................................................34

         Section 5.6 Stock Options..............................................................................34

         Section 5.7 SEC Filings................................................................................35

         Section 5.8 Confidentiality............................................................................35

         Section 5.9 Directors' and Officers' Indemnification and Insurance.....................................35

ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS................................................................37

         Section 6.1 Regulatory Matters.........................................................................37

         Section 6.2 Legal Conditions to Merger.................................................................38

         Section 6.3 Subsequent Filings; Press Releases.........................................................38

         Section 6.4 Additional Agreements......................................................................38

         Section 6.5 Advice of Changes..........................................................................39

         Section 6.6 Current Information........................................................................39

         Section 6.7 Termination of Regulatory Agreements.......................................................39

         Section 6.8 Tax Returns................................................................................39

         Section 6.9 Compensation and Benefit Plans; Existing Agreements........................................39
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         Section 6.10 Employment and Noncompetition Agreements..................................................40

ARTICLE VII - CONDITIONS OF MERGER..............................................................................40

         CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES.......................................................40

         Section 7.1 Regulatory Approvals.......................................................................40

         Section 7.2 Federal Tax Opinion........................................................................40

         Section 7.3 Registration Statement.....................................................................41

         Section 7.4 Orders, Decrees and Judgments..............................................................41

         Section 7.5 NASDAQ Listing.............................................................................41

ARTICLE VIII - FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.............................................41

         Section 8.1 Compliance by Acquiror.....................................................................41

         Section 8.2 Opinion of Counsel.........................................................................42

         Section 8.3 Officers' Certificate......................................................................42

         Section 8.4 Litigation.................................................................................42

         Section 8.5 Acquiror Changes...........................................................................42

ARTICLE IX - FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR..................................................42

         Section 9.1 Compliance by the Company..................................................................42

         Section 9.2 Accuracy of Financial Statements...........................................................42

         Section 9.3 Net Worth..................................................................................42

         Section 9.4 Sufficiency of Documents, Proceedings......................................................43

         Section 9.5 Opinion of Counsel.........................................................................43

         Section 9.6 Officers' Certificate......................................................................43

         Section 9.7 Absence of Certain Changes or Events.......................................................43

         Section 9.8 Litigation.................................................................................43

         Section 9.9 Agreements of Affiliates...................................................................44

         Section 9.10 Bank Merger Agreement.....................................................................44

         Section 9.11 Consents Under Agreements.................................................................44

         Section 9.12 Accountant's Letter.......................................................................44

         Section 9.13 Approval by Affirmative Vote of Shareholders; Exercise of
                         Dissenters' Rights.....................................................................44

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ARTICLE X - TERMINATION AND AMENDMENT...........................................................................45

         Section 10.1 Termination...............................................................................45

         Section 10.2 Effect of Termination.....................................................................46

         Section 10.3 Fee.......................................................................................46

ARTICLE XI - MODIFICATIONS, AMENDMENTS AND WAIVER...............................................................47

         Section 11.1 Modifications, Amendments and Waiver......................................................47

ARTICLE XII - MISCELLANEOUS.....................................................................................48

         Section 12.1 Closing...................................................................................48

         Section 12.2 Articles of Merger........................................................................48

         Section 12.3 Further Acts..............................................................................48

         Section 12.4 Notices...................................................................................48

         Section 12.5 Expenses..................................................................................49

         Section 12.6 Nonsurvival of Representations and Warranties.............................................49

         Section 12.7 Entire Agreement..........................................................................49

         Section 12.8 Governing Law.............................................................................50

         Section 12.9 Binding Effect and Parties in Interest....................................................50

         Section 12.10 Captions.................................................................................50

         Section 12.11 Relief Due to Breach.....................................................................50

         Section 12.12 Severability.............................................................................50

         Section 12.13 Publicity................................................................................51

         Section 12.14 Counterparts.............................................................................51
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2001 (the "Agreement"), between American Community Bankshares, Inc., a Wisconsin corporation (the "Company"), and First Federal Capital Corp., a Wisconsin corporation (the "Acquiror").


         WHEREAS, the Boards of Directors of the Acquiror and the Company have each determined that it is fair to and in the best interests of their respective shareholders for the Company to merge with and into the Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the "WBCL"); and

         WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each approved the Merger of the Company with and into the Acquiror, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, immediately following the Merger, the parties intend to consummate a merger of the Company's bank subsidiary ("Company-Bank") with and into Acquiror's savings bank subsidiary ("Acquiror-Bank") (the "Bank Merger"); and

         WHEREAS, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into the Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Wisconsin Department of Financial Institutions (the "DFI") in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the date and time of such filing is referred to herein as the "Effective Time").

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         SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Acquiror and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Acquiror and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation, as amended, of the Acquiror (the "Acquiror Articles") and the By-Laws, as amended, of the Acquiror ("Acquiror By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

         SECTION 1.5 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION.

         (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall include the directors of the Acquiror immediately prior to the Effective Time. In addition, as of the Effective Time the Surviving Corporation and its Board of Directors shall take such action as may be necessary to cause Edwin Zagzebski (the "Company Director") to be appointed as a director of each of the Surviving Corporation and the Acquiror-Bank effective as of the day of appointment (the "Appointment Date"). Such action shall include, if necessary, expansion of the size of the Board of Directors of the Surviving Corporation and/or Acquiror-Bank to the extent necessary to create a vacancy for the Company Director to be appointed as of the Appointment Date. At the initial annual meeting of shareholders following appointment of the Company Director, the Surviving Corporation shall nominate the Company Director as its uncontested candidate for election for a full three-year term as a director of the Surviving Corporation and shall provide for his continuation as a director of the Acquiring Bank for a like term.

         (b) At the Effective Time, the officers of the Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         SECTION 1.6 CONVERSION OF SECURITIES. Subject to Section 1.8(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Company or the holder of the following securities:

         (a) Each share of common stock, $0.10 per share par value, of Acquiror ("Acquiror Common Stock", which term shall be deemed to include the rights to purchase shares of Acquiror preferred stock, $.10 par value under the terms of the Shareholders' Rights Agreement, dated January 24, 1995, by and between Acquiror and Wells Fargo Bank), issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger; and

         (b) Each share of the common stock, no par value, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (all such



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shares of Company Common Stock issued and outstanding immediately prior to the
Effective Time being referred to herein as the "Shares"), other than Shares held by the Acquiror for its own account or any Acquiror Subsidiary (as defined in Section 3.1(a), below) for its own account, shall cease to be outstanding and shall be converted into and become the right to receive 4.5 shares, subject to adjustment as provided pursuant to Section 1.7 (as adjusted, the "Exchange Ratio"), of Acquiror Common Stock. All such Shares shall no longer be outstanding and shall immediately be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Acquiror Common Stock into which such Shares shall have been converted. Certificates representing shares of Shares shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.8 hereof, without interest.

         (c) Each share of Shares held as treasury stock shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (d) Any shares of Shares held by the Acquiror for its own account or any Acquiror Subsidiary for its own account shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (e) For purposes of this Agreement, the "Acquiror Average Price" shall be, as of any date of determination, the average of the closing prices of Acquiror Common Stock as reported on the Nasdaq Stock Market for the ten (10) consecutive trading days immediately preceding the fifth business day prior to the applicable determination date.

         SECTION 1.7 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Shares, or declare a dividend or make a distribution on Shares in any security convertible into Shares, or (b) the Acquiror shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine Acquiror Common Stock or declare a dividend or make a distribution on Acquiror Common Stock in any security convertible into Acquiror Common Stock, appropriate adjustment or adjustments will be made to the Exchange Ratio.

         SECTION 1.8 EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited with an exchange agent chosen by the Acquiror (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Acquiror Common Stock and cash in lieu of fractional shares (such certificates for shares of Acquiror Common Stock, together with the amount of cash payable in lieu of fractional shares and any dividends or distributions with respect to such Acquiror Common Stock are referred to herein as the "Exchange Fund") payable and issuable pursuant to
Section 1.6 in exchange for outstanding Shares; provided, however, that the Acquiror need not deposit the cash for fractional shares into the Exchange Fund until such time as such funds are to be distributed by the Exchange Agent.



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         (b) Exchange Procedures. No later than five (5) days after the
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares which were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 1.6 (a "Certificate" or "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Acquiror may reasonably direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Acquiror Common Stock. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Acquiror Common Stock, dividends, cash in lieu of any fractional shares of Acquiror Common Stock as contemplated by
Section 1.8(e) and other distributions as contemplated by Section 1.8(c).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.8(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

         (d) No Further Rights in the Shares. All shares of Acquiror Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms hereof (including any



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cash paid pursuant to Section 1.8(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Acquiror. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Acquiror Average Price as of the Effective Time. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Acquiror shall make available such amounts (without interest) to such holders of fractional shares.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for two
(2) years after the Effective Time shall be delivered to the Acquiror, upon demand, and any former shareholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to the Acquiror to claim their shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or distributions with respect to Acquiror Common Stock, in each case without interest thereon, and subject to
Section 1.8(g).

         (g) No Liability. Neither the Acquiror nor the Company shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

         (h) Withholding Rights. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding were made by the Acquiror.

         SECTION 1.9 DISSENTING SHARES.

         (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Chapter 180 of the Wisconsin Statutes. Any holder of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Chapter 180 of the Wisconsin Statutes; provided, however, that if, in accordance with Chapter 180 of the Wisconsin Statutes, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Acquiror Common Stock and cash in lieu of fractional shares. If such holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment after the Effective Time, Shares of such



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

holder shall be converted on a share by share basis into the right to receive Acquiror Common Stock and cash in lieu of fractional shares in accordance with the applicable provisions of this Agreement.

         (b) The Company shall give Acquiror prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments received by the Company pursuant to Chapter 180 of the Wisconsin Statutes. The Acquiror shall be responsible for, and shall be given the opportunity to direct all negotiations and proceedings with respect to, any such demands under Chapter 180 of the Wisconsin Statutes. The Company shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

         SECTION 1.10 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Acquiror for any reason shall be converted into shares of Acquiror Common Stock and cash in lieu of fractional shares in accordance with this Article I.

         SECTION 1.11 THE BANK MERGER.

         (a) Following the Effective Time, the Company-Bank shall be merged and consolidated with and into the Acquiror-Bank under the Charter and By-Laws of Acquiror-Bank, pursuant to the provisions of, and with the effect provided in, applicable Law, and Acquiror-Bank shall be the surviving bank and the separate existence of Company-Bank shall thereupon cease (the term "Surviving Bank" shall refer to Acquiror-Bank following the Bank Merger). Subject to the terms and conditions specified herein, and upon satisfaction of all requirements of law, the Bank Merger shall become effective on such date as shall be designated by the Acquiror following the Effective Time and subsequent to the receipt of approvals from all applicable governmental authorities authorizing the consolidation (the "Bank Merger Effective Date").

         (b) Surviving Bank.

              (i) The Surviving Bank shall continue the banking business of Company-Bank in the current locations of Company-Bank as branch offices of the Surviving Bank.

              (ii) The principal office of the Surviving Bank shall be the principal office of Acquiror-Bank.

              (iii) At and as of the Bank Merger Effective Date, the Charter and
                    By-Laws of Acquiror-Bank, as in effect immediately prior to the Bank Merger Effective Date, shall be the Charter and By-Laws of the Surviving Bank until thereafter amended as provided by law.

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


              (iv) On the Bank Merger Effective Date, the Surviving Bank shall have capital surplus equal to that of Company-Bank and Acquiror-Bank combined, immediately prior to the Bank Merger and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the capital structure of Company-Bank and Acquiror-Bank as of the date hereof, adjusted, however, for normal earnings and expenses between the date hereof and the Bank Merger Effective Date and adjusted as of the Bank Merger Effective Date in accordance with generally accepted accounting principles to reflect the Bank Merger.

              (v) As of the Bank Merger Effective Date, the Company Director and the Board of Directors of Acquiror-Bank in effect immediately prior to the Bank Merger shall serve as the Board of Directors of the Surviving Bank until such time as their successors have been elected and have qualified.

         (c) Corporate Existence; Assets and Liabilities of Surviving Bank.

Upon the Bank Merger Effective Date:

              (i) All rights, franchises and interests of Company-Bank in and to every type of property (real, personal and mixed) and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations, nominations, and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardians of estates, assignee, and receiver of estates of incompetents, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Company-Bank immediately prior to the Bank Merger.

              (ii) The Surviving Bank shall be liable for all of the liabilities of Company-Bank and all deposits, debts, liabilities, obligations and contracts of Company-Bank, matured or unmatured, whether insured, obsolete, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Company-Bank shall be those of the Surviving Bank and shall not be relieved or canceled by the Bank Merger and all rights of creditors and obligees, and all liens on property of Company-Bank shall be preserved and unimpaired. All assets of Company-Bank, as they exist at and as of the Bank Merger Effective Date, shall pass to and vest in the Surviving Bank, without any conveyance or other transfer; and the Surviving Bank shall be responsible for all liabilities of Company-Bank of every kind and description existing as of the Bank Merger Effective Date.

              (iii) At any time after the Bank Merger Effective Date, the officers of the Surviving Bank may, in the name of Company-Bank, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Bank may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Bank title to and possession of all of Company-Bank's property, rights, privileges, immunities, powers, purposes and otherwise to carry out the purposes hereof.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule delivered by the Company to the Acquiror prior to execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to the Acquiror that:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Each subsidiary of the Company ("Company Subsidiary" or, collectively, "Company Subsidiaries") is a state-chartered bank or a corporation duly organized and validly existing under the laws of the state of its organization or incorporation. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including, without limitation, appropriate authorizations from Federal Reserve Board ("FRB") the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions ("DFI"), and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the failure to be so existing or to have such power, authority, Company Approvals and revocations or modifications would not, individually or in the aggregate, be an Adverse Change in the Company (as defined in Section 9.7) and the Company Subsidiaries taken as a whole.

         (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (c) A true and complete list of all of the Company Subsidiaries, together with (i) the Company's percentage ownership of each Company Subsidiary and (ii) laws under which such Company Subsidiary is incorporated, is set forth on Section 2.1(c) of the Disclosure Schedule delivered by the Company to the Acquiror prior to the execution of this Agreement (the "Company Disclosure Schedule"). Except as set forth on Section 2.1(c) of the Company Disclosure Schedule, the Company and/or one or more of the Company Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Company Subsidiaries. Except for the subsidiaries set forth on
Section 2.1(c) of the Company

Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

         SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to the Acquiror a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company ("Company Articles" or "Company By-Laws") and each Company Subsidiary. Such Articles of Incorporation and By-Laws of the Company and each Company Subsidiary are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock. As of the date of this Agreement, (a) 366,970 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"), and were not issued in violation of any preemptive right of any Company shareholder, (b) 0 shares of Company Common Stock are held in the treasury of the Company, and (c) 61,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding employee stock options issued pursuant to the Company's equity incentive plans. Except as set forth in clause (c) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character pursuant to which the Company or any Company Subsidiary is a party, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business and except as required under currently existing stock option agreements. Each of the outstanding shares of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, except as provided by
Section 180.0622(2)(b) of the WBCL or Chapter 221 of the Wisconsin Statutes, and was not issued in violation of any preemptive rights of any Company Subsidiary shareholder, and all such shares owned by the Company or another Company Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Company and, assuming due authorization, execution and delivery by the Acquiror, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, state banks and bank holding companies regulated by the Bank Holding Company Act, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws of any Company Subsidiary, (ii) assuming that the consents and approvals referred to in this Agreement are duly obtained, conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) assuming that the consents and approvals referred to in this Agreement are duly obtained, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require the giving of notice to, or the consent of, any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHC Act and the filing of appropriate merger or other documents as required by the DFI and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or the Bank Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.6 COMPLIANCE; PERMITS. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, be an Adverse Change in the Company or the Company Subsidiaries taken as a whole.

         SECTION 2.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 2.7, to the Company's knowledge, as of the date of this Agreement:

         (a) The operations of Company and Company Subsidiaries comply and have complied with all Environmental Laws; none of the Company or any of its subsidiaries' operations are the subject of, nor is the Company or any Company Subsidiary a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Company nor any Company subsidiary are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Company nor any Company Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; and neither Company nor any of its subsidiaries have reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 2.7, all real property owned directly by Company and Company Subsidiaries (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Company nor the Company Subsidiaries have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Company nor any Company Subsidiary has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Company nor any Company Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Company and Company subsidiaries contain no urea-formaldehyde insulation, asbestos or asbestos by-products, lead or regulated levels of PCBs; the Real Property contains no fill material; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         (c) For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, emission, waste or other material which, or the presence, nature, quantity and/or concentration or toxicity or existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect of which, either by itself or in combination with other materials located on or associated with any of the Company Real Property, is defined or listed in, regulated or monitored by, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Company Real Property as "solid waste," "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances." Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act, (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, and (D) any hazardous substance as defined in Section 292.01(5) Wis. Stats., in each case as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, and (vi) radon.

         (d) For purposes of this Agreement, the term "Company Real Property" means all real property (whether owned or leased) at which the operations of the Company or any Company Subsidiary are or at any time were conducted and which is otherwise held as "real estate owned" (REO) as a result of default by the borrower and subsequent foreclosure by the Company or any Company Subsidiary.

         SECTION 2.8 CONTRACTS AND AGREEMENTS.

         Section 2.8 of the Company Disclosure Schedule lists and briefly describes each Contract (the "Company Existing Contracts") to which the Company or any Company Subsidiary is a party or by which its assets are bound and which constitutes:

         (a) a lease of, or agreement to purchase or sell, any capital assets;

         (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) are in waiting, or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

         (c) any agreement, notes, lines of credit, borrowing agreements or other pledges or obligations evidencing any obligations or indebtedness of the Company or any Company Subsidiary, and which exceeds $100,000 and is other than a deposit or reverse repurchase obligation or other indebtedness incurred by Company Bank in the ordinary course of business;

         (d) a power of attorney (whether revocable or irrevocable) given to any individual or entity by the Company or any Company Subsidiary that is in force;

         (e) an agreement by the Company or any Company Subsidiary not to compete in any business or in any geographical area;

         (f) an agreement restricting the right of the Company or any Company Subsidiary to use or disclose any information in its possession;

         (g) a partnership, joint venture or similar arrangement;

         (h) a license;

         (i) an agreement or arrangement with any Affiliate (as Affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the SEC under the Securities Act of 1933, as amended);

         (j) an agreement for data processing services;

         (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the SEC, OTS, the FDIC or any other regulatory authority.

         (l) any other agreement or set of related agreements or series of agreements which is not in the ordinary course of business of the Company or any Company Subsidiary and involves an amount in excess of $100,000.

         SECTION 2.9 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of the FRB, the FDIC, DFI or any other applicable federal or state regulatory agency having jurisdiction over the Company or any Company Subsidiary or its business ("Regulatory Agency"), that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "Regulatory Agreement"), nor has the Company or any Company Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.

         SECTION 2.10 LOAN LOSS RESERVES. The reserves for possible loan losses shown on the March 31, 2001 Consolidated Reports of Condition and Income (call report) filed with a Regulatory Agency for the Company's Subsidiaries are adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of that date.

         SECTION 2.11 BANKING REPORTS; FINANCIAL STATEMENTS.

         (a) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with the FRB, DFI, the FDIC and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as set forth on Schedule 2.11(b), the Company has furnished to Acquiror true, correct and complete copies of: (i) the audited Consolidated Statements of Financial Condition of the Company as of the fiscal years ended December 31, 2000, 1999 and 1998, and the related Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each of said fiscal years, including the respective notes thereto, together with the reports and workpapers of Wipfli, Ullrich, Bertelson L.L.P. relating thereto; and (ii) the unaudited Consolidated Statements of Financial Condition as of March 31, 2001 and the related unaudited Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flow for the periods then ended ("Company Financial Statements"). Such Company Financial Statements fairly present the financial position of the Company and the Subsidiaries as of and for the periods ended on their respective dates and the operating results of the Company and the Subsidiaries for the indicated periods in conformity with GAAP applied on a consistent basis. Since December 31, 2000 through the date of execution of this Agreement, there have not been, to the best of the Company's knowledge and belief, any adverse material changes in its or the Subsidiaries' consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business and as set forth in the Company Financial Statements.

         (c) The Company will furnish Acquiror with copies of its audited and unaudited Consolidated Statements of Financial Condition, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each quarterly and yearly period subsequent to December 31, 2000, and each financial report it or any of its Subsidiaries files with the Federal Reserve Board, the FDIC, the DFI, or other regulatory authority, subsequent to December 31, 2000 until the Effective Time (the "Subsequent Company Financial Statements").

         (d) Except as set forth on Schedule 2.1(b), all of the aforesaid Company Financial Statements have been and, with respect to the Subsequent Company Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed. All of the aforesaid Company Financial Statements present fairly, and all of the Subsequent Company Financial Statements will present fairly, the financial position of the Company and the Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. The books and records of the Company have been and are being maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. Subject to such changes which may result from an audit of any Subsequent Company Financial Statements (which changes in the aggregate will not result in an Adverse Change in the Company), the allowance for loan losses in such Company Financial Statements is, and, with respect to the Subsequent Company Financial Statements will be, adequate based on past loan loss experience and evaluation of potential losses in current portfolios to cover all known or reasonably anticipated loan losses. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which the Company or the Subsidiaries are a party or by which it or they or (to the knowledge of the Company) any of the officers, directors, employees or shareholders of the Company or the Subsidiaries have rights which would have a material adverse effect on the consolidated financial position of the Company or the financial position of the Company which are not disclosed herein or reflected in the Company Financial Statements and the Subsequent Company Financial Statements.

         SECTION 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company Financial Reports provided at the time of execution of this Agreement or set forth in Section 2.12 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since December 31, 2000, to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been
(a) any change in the financial condition, results of operations or business of the Company and any of the Company Subsidiaries constituting an Adverse Change in the Company and the Company Subsidiaries taken as a whole, (b) any damage, destruction or loss (whether or not covered by the insurance) with respect to any assets of the Company or any of the Company Subsidiaries constituting an Adverse Change in the Company and the Company Subsidiaries taken as a whole, (c) any change by the Company in its accounting methods, principles or practices,
(d) any revaluation by the Company of any of its assets in any material respect,
(e) to the date of this Agreement, any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole or (f) except for regular quarterly cash dividends on Company Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary.

         SECTION 2.13 ABSENCE OF LITIGATION.

         (a) Except as set forth in Section 2.13 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or which, if adversely determined would, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole. Schedule 2.13 accurately describes all litigation against the Company or it Subsidiaries in which the amount claimed is in excess of $25,000.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which constitutes an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.14 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Company. Section 2.14(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Company or any Company Subsidiary has any obligation (collectively, the "Company Plans"). The Company has furnished or made available to the Acquiror a complete and accurate copy of each Company Plan (or a description of the Company Plan, if the Company Plan is not in writing) and a complete and accurate copy of each material document prepared in connection with each such Company Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Company Plan.

         (b) Absence of Certain Types of Plans. No member of the Company's "controlled group," within the meaning of Section 400l(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, none of the Company Plans obligates the Company or any of the Company Subsidiaries to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Company or of any of the Company Subsidiaries within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries. Each of the Company Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 2.14(c) of the Company Disclosure Schedule, each Company Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Company Subsidiaries have no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) is a standardized prototype plan which has a favorable determination letter from the IRS (as defined herein) upon which the Company and any Company Subsidiary can rely that it is so qualified, and, except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Company Plan. Except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 2.14(e) of the Company Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (f) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Company Plan will have been made on or before the Effective Time.

         (g) Stock Options. Section 2.14(g) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any Company Subsidiary who holds any option to purchase Company Common Stock as of the date of this Agreement, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the plan under which the options were granted, the option price of such option, the vesting schedule for such option, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 2.14(g) indicates those of such options identified therein, if any, the vesting of which will be accelerated as a result of the Merger.

         (h) Employment Contracts. Except as disclosed in Section 2.14(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company or any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreements.

         SECTION 2.15 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement referred to in Section 6.1 shall not at the time such Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Acquiror which is contained in any of the foregoing documents.

         SECTION 2.16 TAXES, REPORTS, MINUTES.

         (a) The Company and the Company Subsidiaries have filed all material Tax Returns (as defined below) required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all material Taxes (as defined below) shown to be due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment or where the failure to pay would not result in an Adverse Change in the Company. Each such Tax Return is correct and complete in all material respects and adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement. "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of the Company or any of the Company Subsidiaries. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule neither the Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would be an Adverse Change in the Company or the Company Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among the Company and the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code.

         (b) Copies of the Federal and State tax returns for the fiscal years ended December 31, 2000, 1999 and 1998 of the Company, together with the corresponding work papers of Wipfli, Ulrich & Bertelson, L.L.P. or any other tax preparer for the Company have been provided to Acquiror for review.

         (c) Copies of all regulatory agency examination and compliance reports from January 1, 1999 through the date of execution of this Agreement and of all minutes of the Company's and Company-Bank's Boards of Directors and Committees, from July 1, 1999 through the date of execution of this Agreement have been provided to Acquiror to review.

         SECTION 2.17 COMPANY PROPERTIES.

         (a) Schedule 2.17 accurately identifies: (i) all real property owned, beneficially or otherwise, or controlled by the Company, whether owned outright, as a joint venture, owned or controlled in a fiduciary capacity, or controlled through the participation in the management thereof, including properties now held by the Company as a result of foreclosure or repossession or carried on the books of the Company as "other real estate owned" ("ORE") or leased by the Company (all of which shall be defined as "Real Estate") and such Schedule 2.17 sets forth a complete legal description of the Real Estate and a brief description of any buildings located thereon. No complaints have been received by the Company, and to the best of the Company's knowledge none are threatened, that the Company is in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and to the best of the Company's knowledge, the Company is not in violation of any such law, ordinance, or regulation, (except as disclosed on Schedule 2.17) the violation of which would result in an Adverse Change in the Company.

         (b) Except as set forth on Schedule 2.17, the Company has to the best of its knowledge good and marketable title to all of its real and personal property, free, clear and discharged of, and from, any and all liens, mortgages, charges, encumbrances and/or security interests of any kind.

         (c) The Company, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all property leased by the Company and in the case of lease space used for any branch office to permit use of such space by the Acquiror as a successor in interest.

         SECTION 2.18 BROKERS. Except as disclosed on Schedule 2.18, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         SECTION 2.19 TAX-FREE REORGANIZATION. Neither the Company nor, to the Company's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take or omitted to take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 2.20 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger.

         SECTION 2.21 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent fully reflected or reserved against in the Company Financial Statements or the Subsequent Company Financial Statements, or those which would not result in an Adverse Change in the Company, the Company has no liabilities or obligations, of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due. Except as set forth on Schedule 2.21, the Company further represents and warrants that it does not know or have reason to believe that there is or will be any basis for assertion against it as of the date of execution of this Agreement, or as of the date of any Subsequent Company Financial Statements, of any material liability or obligation of any nature or any amount not fully reflected or reserved against in the Company Financial Statements as of said dates and for subsequent periods or in the footnotes thereto.

         SECTION 2.22 SHAREHOLDERS OF THE COMPANY. Schedule 2.22 will be provided as of a date 30 days prior to the anticipated Effective Time and will to the best of the Company's knowledge accurately identify the names and addresses of all shareholders of the Company and the number of shares of Company Common Stock beneficially owned by each such shareholder. From that date until the Effective Time, the Company shall, upon request, provide Acquiror with updated lists of all of its shareholders, including the names, addresses and number of shares of Company Common Stock held by each shareholder.

         SECTION 2.23 REGULATORY FILINGS. Accurate and complete copies of each report, schedule, and shareholder communication used, circulated or filed since July 1, 1999 by the Company have been or will be made available for Acquiror's review. Each report, schedule or correspondence received since July 1, 1999 by the Company from any governmental or regulatory agency have been provided to Acquiror for review. The Company has, to the best of its knowledge, filed and will continue to file in a timely manner all required filings and reports with
(a) the FDIC, (b) the FRB, and (c) the DFI (and will furnish Acquiror with copies of all such filings and reports made subsequent to the date hereof until the Effective Time), and all such filings were or will be complete and accurate in all material respects as of the dates of the filings and reports, with no such filing or report making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Company has paid all fees and assessments due and payable in connection with such filings and reports.

         SECTION 2.24 LOANS. All loans and loan commitments extended by the Company and its Subsidiaries have to the best of their knowledge been made in accordance with customary lending standards in the ordinary course of business. The loans and loan commitments are evidenced by appropriate and sufficient documentation (including any and all documentation required by applicable banking laws, except where the absence of such documents would not result in an Adverse Change in the Company), and to the best of the Company's knowledge constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such loans and loan commitments are, and at the Effective Time will be, to the best of the Company's knowledge, free and clear of any security interest, lien, encumbrance or other charge, and the Company has to the best of its knowledge complied, and at the Effective Time will have complied, in all material respects with all laws and regulations, including Truth-in-Lending and other consumer protection laws, relating to such loans and loan commitments. Except as set forth on Schedule 2.24, the loans and loan commitments are not, as of the date hereof, subject to any offsets, or to the knowledge of the Company, claims of offset, or claims of other liability on the part of the Company.

         SECTION 2.25 LOAN PORTFOLIO; REPORTS. Schedule 2.25 provides a listing of all loans in excess of $250,000 and the Company has provided Acquiror with an update regarding the status of each listed loan, together with having made available for Acquiror's review the file or files for each such loan. Schedule
2.25 also lists all loans and obligations which, as of the date hereof, are classified, whether internally or by regulators, as "Substandard", "Doubtful", "Loss" or "Classified" or are in any respect non-performing or delinquent. The Company will promptly notify Acquiror regarding any loans which subsequently fit within either of the groupings described in the preceding two (2) sentences of this section 2.25, but which were not in existence or not in such grouping as of the date of execution of this Agreement. For purposes of this section 2.25, the term "loans" includes all lines of credit, letters of credit, commitments, or other obligations of the Company, whether drawn upon or not as of the date of this Agreement. In determining whether the $250,000 threshold is met, all loans to one party (including loans to related or otherwise affiliated parties) shall be aggregated and treated as a single loan.

         SECTION 2.26 MORTGAGE-BACKED AND RELATED SECURITIES AND INVESTMENT SECURITIES. Schedule 2.26 sets forth the book and market value as of April 30, 2001 of the mortgage-backed and related securities, securities held for sale and investment securities of the Company and its Subsidiaries. Schedule 2.26 also lists a mortgage-backed and related securities and investment securities report which lists the securities descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. Except for pledges to secure trust deposits, FHLB borrowings, and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of the Company at March 31, 2001 is, to the Company's knowledge, subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding the investment freely to dispose of such investment at any time.

         SECTION 2.27 FIDUCIARY RESPONSIBILITIES. The Company and its Subsidiaries have to the best of their knowledge performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards. The Company, in the capacity as fiduciary of an IRA account or other tax qualified plan maintained with the Company, has not exercised discretion in the acquisition of shares of Company Common Stock into any such IRA account or plan and has permitted such acquisition only pursuant to the specific direction of the accountholder or plan administrator.

         SECTION 2.28 OTHER INFORMATION. No representation or warranty by the Company contained in this Agreement, or disclosure in any Schedule hereto prepared by the Company, certificate or other instrument or document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or the regulatory filings contains or will to the knowledge of the Company contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein not misleading.

         SECTION 2.29 INSIDER INTERESTS. All loans, extensions of credit and other contractual arrangements (including deposit relationships) between the Company and any officer or director, of the Company, or any affiliate of any such officer or director, conform (except where failure to conform would not result in any Adverse Change in the Company) to applicable rules and regulations and requirements of all applicable regulatory agencies, and all such loans, extensions of credit and other contractual arrangements which aggregate in excess of $100,000 for any such officer director, and/or affiliate are described on Schedule 2.29.

         SECTION 2.30 TAKEOVER RESTRICTIONS. The Company has or will take all actions required or necessary to exempt this Agreement and the transactions contemplated hereby from any applicable federal, state or organizational document anti-takeover laws or provisions.

         SECTION 2.31 INSURANCE. Schedule 2.31 contains a true, correct and complete list of all insurance policies and bonds maintained by the Company. As of the date hereof, the Company has not received any notice of cancellation or amendment of any such policy or bond is not in default under any such policy or bond, has no coverage thereunder in dispute, and all claims thereunder have been filed in a timely fashion and all premiums due thereon on or prior to the date of Closing have been paid as and when due, except where the notice, amendment, default, dispute, filing or payments do not result in an Adverse Change in the Company.

         ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Except as set forth in the Disclosure Schedule delivered by the Acquiror to the Company prior to execution of this Agreement (the "Acquiror Disclosure Schedule") the Acquiror hereby represents and warrants to the Company that:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION; CORPORATE POWER.

         (a) The Acquiror is a corporation validly existing and in good standing (meaning that it has filed its most recent required annual report and has not filed articles of dissolution) under the laws of the state of Wisconsin, and each direct or indirect subsidiary of Acquiror ("Acquiror Subsidiary" or "Acquiror Subsidiaries") set forth on Schedule 3.1 is a corporation validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated, and Acquiror and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Acquiror. Acquiror is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). Acquiror and each of its subsidiaries has the corporate power and authority to carry on its and their business as now conducted, and to own, lease and operate its and their properties. The Articles of Incorporation and Bylaws of Acquiror, copies of which previously have been made available to the Company, are true, correct and complete copies of such documents in effect as of the date of this Agreement.

         (b) Acquiror-Bank is a federally chartered stock savings association duly organized and in existence under the laws of the United States.

         (c) Acquiror and each of its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their businesses, except where the failure to so hold would not have a material adverse effect on Acquiror.

         SECTION 3.2 AUTHORIZATION. At the Effective Time, the execution, delivery and performance of this Agreement by Acquiror will have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger will be legally binding on and enforceable against Acquiror in accordance with their terms, subject to the receipt of all required regulatory, shareholder or other governmental approvals and the conditions set forth in Article Seven, and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the Merger will not, violate the provisions of Acquiror's Articles of Incorporation or Bylaws.

         SECTION 3.3 CAPITALIZATION. The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock, par value $0.10 per share, of which 18,416,218 shares were issued and outstanding as of the date of this Agreement; and 5,000,000 shares of Preferred Stock, par value $0.10 per share ("Acquiror Preferred Stock") of which none are issued and outstanding as of the date hereof. Except pursuant hereto, the Acquiror's stock option plan and the Rights Agreement, dated January 24, 1995 by and between Acquiror and Wells Fargo (the "Rights Agreement"), there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the issuance or sale of any other class of equity securities of Acquiror, as of the date hereof. All of the 18,416,218 outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable, subject to a limitation contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for such corporation for up to six months' service in any one case, but not in an amount greater than the consideration paid for such shares.

         SECTION 3.4 FINANCIAL STATEMENTS.

         (a) Acquiror has furnished to the Company true, correct and complete copies of the audited Consolidated Balance Sheets of Acquiror as of the fiscal years ended December 31, 2000 and 1999 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the three fiscal years ended December 31, 2000, 1999 and 1998, including the respective notes thereto, together with the reports of Ernst & Young LLP relating thereto (the "Acquiror Financial Statements"). Such Financial Statements fairly present the consolidated financial position of Acquiror as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of Acquiror for the indicated periods in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. Since December 31, 2000, to the best of Acquiror's knowledge, there have not been any material changes in Acquiror's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

         (b) Acquiror will furnish the Company with copies of its unaudited Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") for each quarterly period subsequent to December 31, 2000 until the Effective Time Date ("Subsequent Acquiror Financial Statements").

         (c) All of the aforesaid Acquiror Financial Statements have been, and with respect to the Subsequent Acquiror Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements of the SEC.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by the Acquiror, the consummation by Acquiror and Acquiror - Bank of the transactions contemplated hereby or thereby, nor compliance by the Acquiror with any of the terms or provisions hereof or thereof, will (a) violate any provision of the Articles of Incorporation or Bylaws of Acquiror or the stock charter, bylaws or similar governing documents of Acquiror - Bank, or (b) assuming that the consents and approvals referred to in Section 3.6 hereof are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or Acquiror - Bank, or (ii) violate, conflict with, result in a breach of any material provision of or the loss of any material benefit constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or Acquiror - Bank or any of their subsidiaries under any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Acquiror - Bank is a party, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a material adverse effect on Acquiror.

         SECTION 3.6 CONSENTS AND APPROVALS. Except for (a) the filing of applications, notices or other documents necessary to obtain, and the receipt of, the Requisite Regulatory Approvals, (b) the filing with the SEC of the Registration Statement (as defined in Section 6.01), (c) the filing of Articles of Merger with the DFI pursuant to the provisions of the WBCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth on Schedule 3.6, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by Acquiror of this Agreement, or the consummation by Acquiror of the Merger.

         SECTION 3.7 LITIGATION. As of the date of this Agreement, except as set forth on Schedule 3.7, there are no legal, administrative or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of Acquiror, threatened against Acquiror that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business. Neither Acquiror nor Acquiror - Bank is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality that has or is reasonably expected to have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business.

         SECTION 3.8 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Acquiror. Section 3.8(a) of the Acquiror Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Acquiror or any Acquiror Subsidiary has any obligation (collectively, the "Acquiror Plans"). The Acquiror has furnished or made available to the Company a complete and accurate copy of each Acquiror Plan (or a description of the Acquiror Plan, if the Acquiror Plan is are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Acquiror Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Acquiror Plan.

         (b) Absence of Certain Types of Plans. No member of the Acquiror's "controlled group," within the meaning of Section 400l(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, none of the Acquiror Plans obligates the Acquiror or any of the Acquiror Subsidiaries to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Acquiror or of any of the Acquiror Subsidiaries within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Acquiror Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Acquiror or any of the Acquiror Subsidiaries. Each of the Acquiror Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 3.8(c) of the Acquiror Disclosure Schedule, each Acquiror Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Acquiror Plans and all Acquiror Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole. The Acquiror and the Acquiror Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Acquiror and the Acquiror Subsidiaries have no knowledge of any default or violation by any party to, any Acquiror Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Each Acquiror Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Acquiror Plan. Except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no trust maintained or contributed to by the Acquiror or any of the Acquiror Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Acquiror Plans Subject to Title IV of ERISA. Section 3.8(e) of the Acquiror Disclosure Schedule lists all employee pension benefit plans subject to Title IV of ERISA which are maintained by, contributed to, or within the five
(5) years preceding the date of this Agreement have been maintained by or contributed to, a member of the Acquiror's "controlled group," within the meaning of Section 4001(a)(14) of ERISA (the "Title IV Plans").

              (i) Neither the Acquiror nor any Acquiror Subsidiary has any liability to the PBGC with respect to any Title IV Plan nor has any liability under Section 502 or 4071 of ERISA.

              (ii) With respect to each Title IV Plan, the Acquiror and any Acquiror Subsidiary has met the minimum funding standard, and has made all contributions required, under Section 302 of ERISA and Section 402 of the Code.

              (iii) Neither the Acquiror nor any Acquiror Subsidiary has filed a notice of intent to terminate any Title IV Plan nor has adopted any amendment to treat a Title IV Plan as terminated. The PBGC has not instituted proceedings to treat any Title IV Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan.

              (iv) No amendment has been made, or is reasonably expected to be made, to any Title IV Plan that has required or could require the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

              (v) No accumulated funding deficiency, whether or not waived, exists with respect to any Title IV Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Title IV Plan.

              (vi) The actuarial report for each Title IV Plan fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

              (vii) No reportable event (as defined in Section 4043 of ERISA and in regulations issued thereunder) has occurred with respect to any Title IV Plan.

              (viii) Neither Acquiror nor any Acquiror Subsidiary has knowledge of any facts or circumstances that may give rise to any liability of Acquiror, any Acquiror Subsidiary, Company, or any Company Subsidiary, to the PBGC under Title IV of ERISA.

         (f) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 3.8(f) of the Acquiror Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Acquiror Plan. The Acquiror and each of the Acquiror Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.


         (g) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Acquiror Plan will have been made on or before the Effective Time.

         SECTION 3.9 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 3.9, to Acquiror's knowledge, as of the date of this Agreement:

         (a) The operations of Acquiror and Acquiror Subsidiaries comply and have complied with all Environmental Laws; none of the Acquiror or any of its subsidiaries' operations are the subject of, nor is the Acquiror or any Acquiror Subsidiary a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Acquiror nor any Acquiror subsidiary are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; and neither Acquiror nor any of its subsidiaries have reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 3.9, all real property owned directly by Acquiror and Acquiror Subsidiaries (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Acquiror nor the Acquiror Subsidiaries have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Acquiror nor any Acquiror Subsidiary has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Acquiror and Acquiror subsidiaries contain no urea-formaldehyde insulation, asbestos or asbestos by-products, lead or regulated levels of PCBs; the Real Property contains no fill material; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         SECTION 3.10 SHARES TO BE ISSUED IN MERGER. The Acquiror Common Stock, which certain shareholders of the Company will be entitled to receive upon consummation of the Merger pursuant to the terms of the Plan of Merger, will, at the Effective Time, be duly authorized and will, when issued pursuant to the Plan of Merger, be validly issued, fully paid and nonassessable (subject to the limitations provided in Section 180.0622(2)(b) of the WBCL).

         SECTION 3.11 BROKER'S FEES. Neither Acquiror, nor any of its subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Acquiror has engaged, and will pay a financial advisory service fee, to Kaplan Associates, Inc.

         SECTION 3.12 ACQUIROR INFORMATION. The information relating to Acquiror and its subsidiaries to be contained or incorporated by reference in the Proxy Statement/Prospectus (as defined in Section 6.01) and the Registration Statement (as defined in Section 6.01) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Registration Statement (except for such portions thereof that relate only to the Company or any of its subsidiaries) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         SECTION 3.13 SEC FILINGS. Acquiror has timely filed all registration statements, prospectuses, forms, reports and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1998 (collectively, the "Acquiror SEC Filings") except where a failure to have so filed would not have a material adverse effect on the Acquiror. The Acquiror SEC Filings (a) were prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

         SECTION 3.14 CONTINUITY OF BUSINESS ENTERPRISE. Acquiror has no intention as of the date of execution of this Agreement of disposing of the assets of the Company or the Company Subsidiaries, except in the normal course of business of the Company and the Company Subsidiaries.

                     ARTICLE IV - COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with Acquiror as follows:

         SECTION 4.1 REGISTRATION STATEMENT AND SHAREHOLDERS MEETING. The Company shall cause the Company Shareholders' Meeting to be held after the execution of this Agreement and upon availability of the Proxy Statement/Prospectus (as defined in Section 2.15) for the purpose of acting upon this Agreement and the Plan of Merger, and in connection therewith shall distribute the Proxy Statement/Prospectus and any amendments or supplements thereto and shall solicit proxies from its shareholders in accordance with applicable law.

         SECTION 4.2 CONDUCT OF BUSINESS, CERTAIN COVENANTS.

         (a) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Company Subsidiaries shall:

              (i) conduct its and their business and operate only in the usual and ordinary course of business in accordance with prudent and sound banking practices;

              (ii) maintain an allowance for loan losses deemed by management of the Company Bank to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

              (iii) remain in good standing with all applicable federal and state regulatory authorities and preserve each of its and their existing banking locations;

              (iv) use its and their best efforts (but without any obligation to pay additional or increased compensation of any type) to retain the services of its and their present officers and employees identified by Acquiror, so that its and their goodwill and business relationships with customers and others are not adversely affected;

              (v) maintain usual and customary insurance covering the performance of its and their duties by its and their directors, officers, and employees and maintaining full force and effect all of the insurance policies reflected on Schedule 2.31 hereto;

              (vi) take no action which would adversely affect or delay the ability of the Company or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby; and

              (vii) take no action which would cause the termination or cancellation by the FDIC of insurance in respect of the Company-Bank's deposits.

         (b) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Company Subsidiaries shall not, without the prior consent of Acquiror:

              (i) except as contemplated by Section 5.6(a), issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or their capital stock, or issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock) or any stock appreciation rights;

              (ii) declare and/or pay any cash or non-cash dividend, or institute any other form of dividend or distribution, with respect to the Company's capital stock; except that the Company may pay normal quarterly cash dividends;

              (iii) increase or reduce the number of shares of its or their capital stock issued or outstanding by repurchase, split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

              (iv) except as required pursuant to the terms of any option to acquire Company Common Stock, purchase, permit the conversion of or otherwise acquire or transfer (other than in its role as transfer agent for the Company Common Stock) for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

              (v) make or grant any general or individual wage, bonus or salary increase or fringe benefit increase except in the usual and ordinary course of business and in accordance with past pay practices;

              (vi) transfer or lease any of its or their assets or property except in the ordinary course of business;

              (vii) transfer or grant any rights under any leases, licenses or agreements, other than in the usual and ordinary course of business;

              (viii) make any payment to any director, officer, employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Sections 162(a)(1) or 404 of the Code or is not an ordinary business expense for travel, meals or entertainment authorized by the Company in furtherance of the duties of the director, officer or employee;

         SECTION 4.3 INFORMATION, ACCESS THERETO. Upon advance notice to the Company, Acquiror, Acquiror-Bank and its representatives and agents shall, at reasonable times during normal business hours prior to the Effective Time, have access to the facilities, employees, operations, records and properties of the Company and Company Bank necessary to confirm and facilitate the transactions contemplated by this Agreement. Upon request, the Company and its Subsidiaries will furnish Acquiror or its representatives or agents, its and their attorneys, responses to auditors' requests for information and such financial and operating data and other information reasonably requested by Acquiror, developed by the Company its auditors, accountants or attorneys, and will permit Acquiror, its representatives or agents accompanied by a company representative to discuss such information directly with any individual or firm performing auditing or accounting functions for the Company.

         SECTION 4.4 CONFIDENTIALITY. Company will cause all internal, nonpublic financial and business information obtained by it from the Acquiror and Acquiror Subsidiaries to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Company from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. Furthermore, Company shall have no obligation to keep confidential any information that (a) was already known to Company and was received from a source other than the Acquiror or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Acquiror or destroyed by Company and shall not be used by Company in any way the Company reasonably believes would be detrimental to the Acquiror.

         SECTION 4.5 RECOMMENDATION OF MERGER TO SHAREHOLDERS. The Board of Directors of the Company will, except in the event of termination of this Agreement by the Company pursuant to Section 10.1(h), unanimously recommend in the Proxy Statement/Prospectus approval of the Merger and all transactions related thereto and such other matters as may be submitted in connection with this Agreement, to all shareholders of the Company entitled to vote thereon.

         SECTION 4.6 LITIGATION MATTERS. The Company will consult with Acquiror about any proposed settlement or lack thereof, or any disposition of, any litigation matter in which it or its Subsidiaries is or becomes involved and the amount involved exceeds $25,000.

         SECTION 4.7 NO SOLICITATION. From and after the date hereof until termination of this Agreement, neither the Company, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company) will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that the Company may provide third parties with nonpublic information or, otherwise facilitate any effort or attempt by any third party relating to any unsolicited Acquisition Proposal if the Company, after having consulted with and considered the advice of outside counsel, has determined in good faith that such actions are necessary to the discharge of the fiduciary duties of the Company's Board of Directors. The Company shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver promptly to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following, or any proposal of any of the following, involving the Company (other than the transactions contemplated hereunder): (a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and Company Subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         SECTION 4.8 BEST EFFORTS. The Company agrees to use its best efforts to cause the conditions contained in Articles VII, VIII and IX to be satisfied and to effect the Merger.

         SECTION 4.9 VOTING AGREEMENTS. Within ten days of the date of execution of this Agreement, the Company shall obtain and deliver to Acquiror signed voting agreements ("Voting Agreements"), which Voting Agreements shall be automatically terminated in the case of termination of this Agreement under
Section 10.1(h), substantially in the form attached hereto as Exhibit 4.9, from each of its executive officers and directors in their individual capacity, to the effect that he or she will vote the shares of Company Common Stock beneficially owned by him or her in favor of the Merger and all transactions related thereto, and he or she will not dispose of any shares of Company Common Stock beneficially owned by him or her prior to the Effective Time, subject to certain exceptions as provided in the Voting Agreements.

                     ARTICLE V - COVENANTS OF THE ACQUIROR

         SECTION 5.1 AFFIRMATIVE COVENANTS. The Acquiror hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Acquiror Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices:

         (b) take such reasonable actions as are requested by the Company to complete the Merger.

         SECTION 5.2 NEGATIVE COVENANTS. Except as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Acquiror shall not do, or agree to commit to do, or permit any Acquiror Subsidiaries to do, without the prior written consent of the Company any of the following:

         (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock unless appropriate adjustment or adjustments are made to the Exchange Ratio as set forth in Section 1.6 hereof;

         (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Articles VII and VIII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

         (c) take or cause to be taken any action, or omit to take any action, which as a result would disqualify the Merger as a tax free reorganization under
Section 368 of the Code:

         (d) amend its Articles of Incorporation or By-Laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby; or

         (e) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.3 NOTICE REGARDING BREACHES.

         The Acquiror shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.4 STOCK EXCHANGE LISTING. The Acquiror shall use its best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market prior to the Effective Time.

         SECTION 5.5 TAX TREATMENT. The Acquiror will use its best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

         SECTION 5.6 STOCK OPTIONS.

         (a) At the Effective Time, the Acquiror will assume the Company's 1995 Stock Option Plan (the "Option Plan") and all of the Company's obligations thereunder and may, at its election, provide for the merger of the Company's option plans into those of the Acquiror. At the Effective Time, the Option Plan shall be amended to provide that each outstanding option issued pursuant to the Option Plan shall become an option to acquire, on the same terms and conditions as were applicable under such option (including, without limitation, the time periods allowed for exercise), a number of shares of Acquiror Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such option (provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded up to the nearest share), at a price per share (rounded down to the nearest cent) equal to the exercise price per share of the shares of Company Common Stock subject to such option divided by the Exchange Ratio on the same terms and conditions as were applicable under such option (including without limitation, the time periods allowed for exercise). Immediately prior to the Effective Time, the Company may issue remaining unissued options under the Option Plan, to result in a total of 62,500 granted options, and may also amend the Option Plan or adopt a further option plan to permit issuance of up to an additional 1, 350 option grants. The Company shall also amend the Option Plan to (i) modify the Option Plan by eliminating any existing provisions providing for an adjustment in option shares in the event of payment of a cash dividend (in connection with which amendment the Company shall utilize its best efforts to have option grantees enter into replacement option agreements which eliminate any claim or right to such adjustment), (ii) eliminate any right of option grantees to put granted options to the Company, and (iii) include such further amendments an may be reasonably requested by Acquiror. Notwithstanding the foregoing, with respect to options that are incentive stock options, the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before the substitution over the aggregate option price of such shares. The duration and other terms of the option shall remain the same, except that all references to the Company shall refer to the Acquiror. All options granted under the Option Plans shall be fully vested as of the day preceding the Effective Time. The Acquiror agrees to take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of options under the Option Plans assumed by the Acquiror in accordance with this Agreement.

         (b) Acquiror shall, maintain an effective registration statement on an appropriate form under the Securities Act with respect to the shares of Acquiror Common Stock subject to options to acquire Acquiror Common Stock issued pursuant to Section 5.6 hereof, and shall comply with applicable state securities or Blue Sky Laws, for so long as such options remain outstanding.

         (c) The provisions of this 5.6 are intended to be for the benefit of, and shall be enforceable by, each optionee and his or her heirs and representatives, it being expressly agreed that each person to whom this Section 5.6 applies shall be a third-party beneficiary of this Section 5.6.

         SECTION 5.7 SEC FILINGS. The Surviving Corporation shall make all filings with the SEC that are described in subsection (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time. The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Affiliate and his or her heirs and representatives (it being expressly agreed that each such person to whom this Section 5.7 applies shall be a third-party beneficiary of this Section 5.7).

         SECTION 5.8 CONFIDENTIALITY. Acquiror will cause all internal, nonpublic financial and business information obtained by it from the Company and Company to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Acquiror from making such disclosure thereof as may be required by law in connection with the offering and sale of Acquiror Common Stock pursuant to this Agreement or as may be required in the performance of this Agreement. Furthermore, Acquiror shall have no obligation to keep confidential any information that (a) was already known to Acquiror and was received from a source other than the Company or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Company or destroyed by Acquiror and shall not be used by Acquiror in any way the Acquiror reasonably believes would be detrimental to the Company.

         SECTION 5.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries (including in his/her role as a fiduciary of the employee benefit plans of the Company or the Company Subsidiaries, if applicable) (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Company Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against the respond thereto. It is understood and agreed that after the Effective Time, the Acquiror shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with






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

any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel satisfactory to them; provided, however, that (A) Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to any indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Acquiror shall in all cases be obligated pursuant to this Section 5.9 (a) to pay for only one firm of counsel for all Indemnified Parties, (C) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and
(D) Acquiror shall have no obligation hereunder to any Indemnified party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, provided that the failure to so notify shall not affect the obligations of the Acquiror under this
Section 5.9 except to the extent such failure to notify materially prejudices the Acquiror.

         (b) The Surviving Corporation shall use its best efforts to purchase, and for a period of six (6) years after the Effective Time maintain in effect, directors and officers liability insurance coverage with respect to wrongful acts and/or omissions committed or allegedly committed by any of the officers or directors of the Company prior to the Effective Time ("D&O Coverage"). Such D&O Coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the aggregate annual coverage limit under the Company's existing directors' and officers' liability insurance policy; provided, however, that in no event will the Surviving Corporation be required to expend, on an annual basis, as the cost of maintaining such D&O Coverage, more than the amount currently expended by the Company to procure its existing D&O Coverage (the "Maximum Premium"); and provided further, that if the Surviving Corporation is unable to obtain or maintain the D&O Coverage called for by this Section 5.9 for an amount equal to or less than the Maximum Premium, then the Surviving Corporation will nonetheless use its best efforts to procure and maintain as much comparable D&O Coverage as it can obtain for such Maximum Premium. Notwithstanding the foregoing, the Surviving Corporation, if it so elects, may satisfy its obligations under this Section 5.9 at any time by procuring one or more so-called "tail" or "runoff" policies of directors' and officers' liability insurance that insure against the risks that would be insured against by the D&O Coverage.

         (c) In the event the Acquiror or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

         (d) In addition to the other indemnification obligations set forth in this Section 5.9, the Acquiror will indemnify directors and officers of the Company and the Company Subsidiaries to the same extent as provided in the Company Articles and Bylaws as if they were to continue to exist and apply to the directors and officers of the Company and Company Subsidiaries for six (6) years from the Effective Time.

         (e) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, it being expressly agreed that each such officer, director or employee to whom this Section 5.9 applies shall be a third-party beneficiary of this Section 5.9.

                ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.1 REGULATORY MATTERS.

         (a) The Acquiror shall prepare and file with the SEC a registration statement on Form S-4 covering the Acquiror Common Stock to be issued pursuant to the Plan of Merger (the "Registration Statement"), and the Company shall give to Acquiror all information concerning the Company which is required for inclusion in the Registration Statement. The Registration Statement shall include a Proxy Statement/Prospectus for use in connection with the Shareholders Meeting, all in accordance with the rules and regulations of the SEC. Each of Acquiror and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement/Prospectus to its shareholders. Acquiror shall use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be requested in connection with any such action.

         (b) The Acquiror shall promptly prepare and submit all applications, notices and statements with the appropriate regulatory agencies and governmental entities to obtain the Requisite Regulatory Approvals (as defined in Section 7.1) for approval of the transactions contemplated by this Agreement.

         (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, effect all applications, notices, petitions and filings, and obtain as promptly as practicable all Requisite Regulatory Approvals, permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Acquiror, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party, regulatory agency or governmental entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any regulatory agency or governmental entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

         (d) Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or any of their respective subsidiaries to any regulatory agency or governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (e) The Acquiror and the Company shall promptly advise each other upon receiving any communication from any regulatory agency or governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the Requisite Regulatory Approval (as defined in Section 7.1) will not be obtained or the receipt of any such approval will be materially delayed.

         SECTION 6.2 LEGAL CONDITIONS TO MERGER. Each of Acquiror and the Company shall, and shall cause their subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Articles VII, VIII and IX hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any Requisite Regulatory Approvals, consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by the Company or Acquiror or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         SECTION 6.3 SUBSEQUENT FILINGS; PRESS RELEASES. As soon as reasonably available, but in no event more than three business days after the filing thereof with the SEC, Acquiror will deliver to the Company its Forms 8-K, 10-Q, 10-K, and proxy, as filed with the SEC under the Exchange Act. In addition, from and after the date of this Agreement through the Effective Time, the Company shall promptly deliver to Acquiror, but in no event more than three business days after filing or mailing, copies of all press releases issued by it or any Company Subsidiary, together with copies of all filings or submissions to any regulatory agency, and copies of all communications with shareholders (including copies of the notice, proxy statement and accompanying materials prepared in connection with any meeting of the Company's shareholders, including the meeting to be held to consider and vote upon approval of the transactions contemplated by this Agreement).

         SECTION 6.4 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Acquiror with full title to all properties, assets, rights, approvals, immunities and franchises of the Company or any Company Subsidiary, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be requested by Acquiror.

         SECTION 6.5 ADVICE OF CHANGES. The Acquiror and Company shall each promptly advise the other of any change or event having a material adverse effect (or in the case of the Company, an Adverse Change in the Company) on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, the Acquiror and Company will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby.

         SECTION 6.6 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Acquiror and to report (a) the general status of the ongoing operations of the Company and any Company Subsidiary, and
(b) the status of those loans held by the Company or any of Company Subsidiary which, individually or in combination with one or more other loans to the same borrower thereunder, have an unpaid principal amount of $250,000 or more and are non-performing assets. The Company will promptly notify Acquiror of any Adverse Change in the Company.

         SECTION 6.7 TERMINATION OF REGULATORY AGREEMENTS. The Company and the Company Bank shall cause all regulatory agreements to which the Company or Company Bank is or becomes subject to be terminated and to be of no further force and effect at or prior to the Effective Time.

         SECTION 6.8 TAX RETURNS. The Company shall prepare and file, as approved or as may be directed by Acquiror, any tax returns with respect to the Merger.

         SECTION 6.9 COMPENSATION AND BENEFIT PLANS; EXISTING AGREEMENTS. Except with respect to the qualified plans of Acquiror and as otherwise provided herein, the Employees of the Company and its Subsidiaries shall be entitled to participate in Acquiror's employee benefit plans in which similarly situated employees of Acquiror participate, to the same extent as comparable employees of Acquiror. As soon as administratively practicable after the Effective Time, Acquiror shall permit the Employees to participate in Acquiror's group hospitalization, medical, life and disability insurance plans, severance plan and similar plans on the same terms and conditions as applicable to comparable employees of Acquiror (including the waiver of pre-existing condition prohibitions), giving effect to years of service with the Company and Company Subsidiaries (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror, for purposes of eligibility and vesting, but not for benefit accrual purposes (except as regards to vacation, severance and short-term disability accruals). Acquiror shall permit Employees to participate in the tax-qualified retirement plans of the Acquiror as soon as administratively feasible following, giving effect to years of service with the Company and Company Subsidiaries (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror for purposes of eligibility and vesting, but not for benefit accrual purposes. Notwithstanding anything in this
Section 6.9 to the contrary, participation by the Employees in employee benefit plans and programs of Acquiror with respect to which eligibility for employees of Acquiror to participate is at the discretion of Acquiror, shall be at the sole discretion of Acquiror. Also notwithstanding anything in this Section 6.9 to the contrary, Acquiror shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any Company Plans; provided, however, that Acquiror shall continue to maintain Company Plans (other than stock-based or incentive plans) until the Employees are permitted to participate in Acquiror's plans. At the Effective Time, Acquiror or an Acquiror Subsidiary shall be substituted for the Company as the sponsoring employer under those Company Plans with respect to which the Company or a Company Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company with respect to each such Company Plan.

         SECTION 6.10 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The Company agrees to utilize its best efforts to cause its employees identified on Exhibit
6.10 to accept continued employment with the Acquiror and to enter into employment agreements incorporating an agreement to refrain, following any termination of employment, from competing with the Acquiror in the offering or providing of financial or related services to markets or customers previously served by the Company for a reasonable period following such termination.

                       ARTICLE VII - CONDITIONS OF MERGER

                Conditions to Obligations of Each of the Parties

         SECTION 7.1 REGULATORY APPROVALS. Except for necessary Bank Merger approvals, the parties hereto shall have received all regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Agreement from the appropriate regulatory agencies and governmental entities, including the OTS, the FDIC, the FRB, the DFI, and any other state and banking authorities, and each such approval shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority or any other third party by formal proceeding; provided, however, that no approval, consent or waiver shall be deemed to have been received if it shall include any condition or requirement that, in the reasonable opinion of the Acquiror, would so adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror so as to render inadvisable the consummation of the Merger (all such approvals and expiration of applicable waiting periods referred to as "Requisite Regulatory Approvals").

         SECTION 7.2 FEDERAL TAX OPINION. The Company and Acquiror shall have received from Michael Best & Friedrich L.L.P., an opinion, dated the Effective Time, in form and substance reasonably satisfactory to the Company and Acquiror, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (a) the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368, or any successor thereto, of the Code and the Acquiror and Company are parties to a reorganization within the meaning of Section 368(b) of the Code, and (b) that, except with respect to holders of Company Common Stock who exercise dissenters' rights and except for cash payments in lieu of a fractional share interest, (i) no gain or loss will be recognized by a holder of Company Common Stock upon conversion in the Merger of Company Common Stock into Acquiror Common Stock, (ii) the basis of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will be the same as such holder's basis in the Company Common Stock exchanged therefor, and (iii) the holding period of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will include the period during which such holder held the Company Common Stock exchanged therefor, provided that such Company Common Stock was held as a capital asset immediately prior to the consummation of the Merger. In rendering such opinion, Michael Best & Friedrich may rely upon representations contained in certificates of officers of Acquiror, the Company and others.

         SECTION 7.3 REGISTRATION STATEMENT. The Registration Statement filed by Acquiror with the SEC with respect to the Acquiror Common Stock to be issued pursuant to this Agreement and the Plan of Merger shall have become effective and no stop order proceedings with respect thereto shall be pending or threatened.

         SECTION 7.4 ORDERS, DECREES AND JUDGMENTS. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

         SECTION 7.5 NASDAQ LISTING. The shares of Acquiror Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger and pursuant to the Option Plans shall have been authorized for listing on the NASDAQ National Market System, subject to official notice of issuance.

      ARTICLE VIII - FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 8.1 COMPLIANCE BY ACQUIROR. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Acquiror at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by the Acquiror, as may be updated pursuant to Section 6.5 hereof, shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times), with the same force and effect as if made at and as of the Effective Time. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

         SECTION 8.2 OPINION OF COUNSEL. There shall have been delivered and addressed to the Company an opinion of Michael Best & Friedrich, in form and substance reasonably satisfactory to counsel to the Company, dated as of the Closing Date, containing such opinions as are customary in a transaction of this kind.

         SECTION 8.3 OFFICERS' CERTIFICATE. Acquiror shall deliver to the Company a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that Acquiror has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 8.4 LITIGATION. Acquiror shall not be made a party to, or to the knowledge of Acquiror threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Company, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of Acquiror. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Company.

         SECTION 8.5 ACQUIROR CHANGES. Acquiror shall not have suffered any material adverse change in its business, financial condition, operating results or prospects as determined in the reasonable opinion of the Company and its outside counsel.

         ARTICLE IX - FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR

The obligation of Acquiror to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 9.1 COMPLIANCE BY THE COMPANY. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the Company at or prior to the Effective Time shall have been duly complied with and satisfied, and (b) the representations and warranties made by the Company, as may be updated pursuant to Section 6.5 hereof, shall be true and correct at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct at such time or times), with the same force and effect as if made at and as of the Effective Time. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

         SECTION 9.2 ACCURACY OF FINANCIAL STATEMENTS. Except for matters described on Schedule 2.11(b), the Company Financial Statements and Subsequent Company Financial Statements heretofore or hereafter furnished to Acquiror shall not be inaccurate in any material respect.

         SECTION 9.3 NET WORTH. The Company's net worth, less the fees and expenses incurred in connection with this Agreement, as shown by the sum of its total shareholders' equity (unadjusted for any changes in the application of accounting principals by the Company to the Option Plan prior to the Effective
Time) plus the allowance for loan losses, as of the end of the calendar quarter prior to the later of (x) the Shareholders' Meeting, or (y) receipt of Requisite Regulatory Approvals, shall not be less than such amount as set forth in the Company's Consolidated Statement of Financial Condition at December 31, 2000. The Company shall deliver to Acquiror a certificate signed by its Chief Financial Officer, dated the Closing Date, certifying to such effect.

         SECTION 9.4 SUFFICIENCY OF DOCUMENTS, PROCEEDINGS. All documents delivered by and proceedings of the Company in connection with the transactions contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to Acquiror.

         SECTION 9.5 OPINION OF COUNSEL. There shall have been delivered and addressed to Acquiror an opinion of Ruder, Ware & Michler, A Limited Liability S.C., legal counsel to the Company, in form and substance reasonably satisfactory to Acquiror, dated the Closing Date, containing such opinions as are customary in a transaction of this kind.

         SECTION 9.6 OFFICERS' CERTIFICATE. Company shall deliver to the Acquiror a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that the Company has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 9.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the Closing Date, there shall have been no "Adverse Change in the Company" (as defined below) from that which was represented and warranted on the date of this Agreement pursuant to this Agreement and the Schedules provided on the date of this Agreement, it being understood that no update provided pursuant to any other Section of this Agreement shall constitute a waiver or other consent to any Adverse Change in the Company. For purposes of this Agreement, an "Adverse Change in the Company" shall mean an effect or effects or change or changes which have occurred or may occur between the date of this Agreement and the Effective Time and result in or cause (a) any material adverse change in the business, financial condition, operating results or prospects of the Company and the Company Subsidiaries; or (b) the existence of any pending or threatened litigation or administrative action which (i) creates any reasonable possibility that the Company or the Company Subsidiaries may incur a material loss that has not been reserved against; (ii) challenges any portion of the Merger and which, in the reasonable opinion of Acquiror, would be likely to enjoin consummation, or result in rescission, of any part of the Merger; or (iii) Acquiror's board of directors reasonably determines, in the exercise of its fiduciary duty, would be so materially adverse as to render consummation of the Merger adverse to the best interests of Acquiror's shareholders.

         SECTION 9.8 LITIGATION. Company shall not be made a party to, or to the knowledge of Company threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Acquiror, have or are likely to result in an Adverse Change in the Company. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Acquiror.

         SECTION 9.9 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of mailing of the Proxy Statement/Prospectus, the Company shall deliver to Acquiror a letter identifying all persons who the Company believes to be, at the time this Agreement is submitted to a vote of the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Acquiror prior to the Effective Time a written agreement, in substantially the form attached hereto as Exhibit 9.9, providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, the Company shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement in substantially the form of Exhibit 9.9.

         SECTION 9.10 BANK MERGER AGREEMENT. The Bank Merger shall have been duly authorized and approved by the Company-Bank and the other terms and conditions of the Bank Merger, except for receipt of necessary regulatory approvals (which may have been obtained, but receipt of which as of the Effective Time of the Merger shall not be required) shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

         SECTION 9.11 CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger or by the Acquiror - Bank pursuant to the Bank Merger to any obligation, right or interest of the Company or any of its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror.

         SECTION 9.12 ACCOUNTANT'S LETTER. The Company shall have caused to be delivered to Acquiror letters from the Company's independent public accountants, Wipfli, Ullrich & Bertelson LLP dated the date on which the Registration Statement shall become effective, and dated the Effective Time, and addressed to Acquiror and the Company, with respect to the Company's consolidated financial position and results of operation, and which describes procedures which shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions.

         SECTION 9.13 APPROVAL BY AFFIRMATIVE VOTE OF SHAREHOLDERS; EXERCISE OF DISSENTERS' RIGHTS. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite majority vote of the shareholders of the Company. In addition, there shall not be more than 20% of the total shares of Company Common Stock issued and outstanding that have properly exercised their dissenters' rights as of the Effective Time.

                     ARTICLE X - TERMINATION AND AMENDMENT

         SECTION 10.1 Termination. This Agreement may be terminated and the Plan of Merger abandoned at any time prior to the filing of the Articles of Merger (whether before or after approval of this Agreement and the Plan of Merger by the shareholders of the Company):

         (a) by written agreement between Acquiror and the Company authorized by a majority of the entire Board of Directors of each;

         (b) by Acquiror, provided Acquiror has used its best efforts to ensure that all of the conditions set forth in Articles VII and VIII have been fulfilled, if any of the conditions set forth in Articles Seven or Nine hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (c) by the Company, provided the Company has used its best efforts to ensure that all of the conditions set forth in Articles VII and IX have been fulfilled, if any of the conditions set forth in Articles Seven or Eight hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (d) by either Acquiror or the Company if the Merger is not consummated on or before January 31, 2002, unless the failure to consummate shall be due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party set forth herein;

         (e) by either Acquiror or the Company upon written notice to the other party (i) 90 days after the date on which any request for application shall have been withdrawn at the request or recommendation of the regulatory agency or governmental entity which must grant a Requisite Regulatory Approval, or a Requisite Regulatory Approval shall have been denied, unless within the 90-day period following such denial or withdrawal, a petition for rehearing or an amended application has been filed with the applicable regulatory agency or governmental entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.1(e) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or (ii) if any court, regulatory agency or governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

         (f) by Acquiror if notice of changes to any of the Company's Disclosure Schedules is provided by the Company, and Acquiror reasonably determines that such changes would constitute an Adverse Change in the Company as defined in
Section 9.7;

         (g) by the Company if notice of changes to any of Acquiror's Disclosure Schedules is provided by Acquiror and the Company reasonably determines that such changes would have a material adverse effect upon the business of Acquiror and its subsidiaries if the transactions contemplated by this Agreement were consummated.

         (h) by the Company upon three days' prior written notice to Acquiror if, as a result of an Acquisition Proposal (as defined in Section 4.7) by a party other than the Acquiror or its affiliates, the Board of Directors of the Company determines in good faith that its failure to accept such takeover proposal could reasonably be deemed to constitute a breach of its fiduciary obligations under applicable law after consultation with and receipt of advice from outside counsel; provided, however, that, prior to any such termination, the Company (after disclosing to the Acquiror the identity of the party making the takeover proposal and the financial terms thereof) shall, and shall cause its financial and legal advisors to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

         SECTION 10.2 EFFECT OF TERMINATION. In the event this Agreement and the Plan of Merger are terminated as provided herein, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective shareholders, directors or officers; provided, however, that Sections 4.4, 5.8, 10.2, 10.3, 12.5 and 12.11 of this Agreement shall survive any such termination and that no party shall be relieved or released from any liability or damages arising out of its willful breach of any provision of this Agreement. In the event of termination of this Agreement, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

SECTION 10.3      FEE.

         (a) The Company hereby agrees to pay Acquiror and Acquiror shall be entitled to receipt of a fee (the "Fee") of $950,000 following the signing by the Company of a definitive agreement in connection with an Acquisition Proposal received prior to termination of this Agreement pursuant to Section 10.1(h), or the occurrence of a Company Purchase Event (as defined below). Such payment shall be made in immediately available funds within five business days after delivery of notice of entitlement by Acquiror.

         (b) The term "Company Purchase Event" shall mean:


              (i) The Company or any Company Subsidiary agreeing orally or in writing, to enter into an agreement relating to any of the following transactions, occurring after the date hereof and before the Effective Time or occurring within 12 months of the date of termination of this Agreement pursuant to Article Ten (other than pursuant to Section 10.1(a), (c),
                    (d), (e), (f) or (g)):

                    (A) the acquisition by any person, other than Acquiror or any of its subsidiaries, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 50% or more of the Company Common Stock (for purposes of this Subsection (b)(i), the terms "group" and "beneficial ownership" shall be as defined in Section 13(d) of the Exchange Act and regulations promulgated thereunder as interpreted thereunder);

                    (B) a merger, consolidation, share exchange, business combination or any other similar transaction involving the Company or the Company-Bank;

                    (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company or the Company-Bank, in a single transaction or series of transactions; or

              (ii)  Termination by the Company of this Agreement pursuant to
                    Section 10.1(h); or

              (iii) Failure by the Board of Directors of the Company to
                    recommend approval of the Merger and the transactions contemplated thereby to their shareholders, unless Acquiror has materially breached its representations, warranties or covenants provided herein and has not attempted to cure such breach to the reasonable satisfaction of the Company.

         (c) The Company shall notify Acquiror promptly in writing of its knowledge of the occurrence of any Company Purchase Event; provided, however, that the giving of such notice by the Company shall not be a condition to the right of Acquiror to the Fee.

               ARTICLE XI - MODIFICATIONS, AMENDMENTS AND WAIVER

         SECTION 11.1 MODIFICATIONS, AMENDMENTS AND WAIVER. At any time prior to the Effective Time and before or after shareholder approval of this Agreement and the Plan of Merger by the Company's shareholders, the Company and Acquiror may (a) by written agreement executed by a duly authorized officer of each, extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice executed by a duly authorized officer of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement or the Plan of Merger, or (c) by written agreement executed by a duly authorized officer of each, make any other amendment or modification of this Agreement or the Plan of Merger; provided, however, that, after Company shareholder approval of this Agreement, no such extension, waiver, amendment or modification shall adversely affect the amount of the consideration to be received in the Merger by the shareholders of the Company. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by the President or any Senior Vice President in the case of Acquiror, or the President or Chairman in the case of the Company, attested to by the Secretary or Assistant Secretary of each party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or the Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement or the Plan of Merger.

                          ARTICLE XII - MISCELLANEOUS

         SECTION 12.1 CLOSING. A closing (the "Closing") of the transactions provided for herein shall take place on a date chosen by Acquiror, which shall be no later than 15 days after all approvals required hereby have been received and all applicable waiting periods have expired, or on such later day as the parties may agree, at the offices of Michael Best & Friedrich in Milwaukee, Wisconsin. In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing, the parties will exchange the certificates, opinions and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

         SECTION 12.2 ARTICLES OF MERGER. Subject to the provisions of this Agreement, at Closing, as herein defined, the Articles of Merger shall be signed, verified and affirmed as required by the WBCL and duly filed with the DFI.

         SECTION 12.3 FURTHER ACTS. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger (including, without limitation, the certification, execution, acknowledgement and filing of the Plan of Merger) and to effect the Bank Merger, and (b) shall use all best efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles VII, VIII and IX hereof.

         SECTION 12.4 NOTICES. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement and the Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

              (a)   if to the Company, to:
                              Edwin Zagzebski
                              Chairman, Board of Directors
                              American Community Bankshares, Inc.
                              400 Scott Street
                              Wausau, Wisconsin 54403

                     with a copy to:
                              Arnold J. Kiburz
                              Ruder, Ware & Michler, A Limited Liability, S.C. 500 Third Street #700
                              P.O. Box 8050
                              Wausau, WI 54402

              (b)   and if to Acquiror to:
                             Jack C. Rusch
                             President and Chief Executive Officer
                             First Federal Capital Corp.
                             605 State Street
                             La Crosse, Wisconsin  54601

                    with a copy to:

                             W. Charles Jackson
                             Michael Best & Friedrich, LLP
                             100 East Wisconsin Avenue
                             Milwaukee, Wisconsin  53202

or to such other person or address as a party hereto shall specify hereunder.

         SECTION 12.5 EXPENSES. Unless otherwise specifically referred herein, the Company and Acquiror each shall pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, the Bank Merger Agreement and the Shareholders Meeting, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated; provided, however, in the event this Agreement is terminated by either party hereto pursuant to Sections 10.1(b) (as a result of the Company's failure to satisfy the conditions of Article IX), (c) (as a result of the Acquiror's failure to satisfy the conditions of Article VIII or Acquiror's failure to use best efforts to insure all of the conditions of Article VII have been fulfilled), (f) or (h), or in the event the Company is obligated to pay the Acquiror the Fee pursuant to Section 10.2, the terminating party shall be entitled to recover from the other party (or the Acquiror from the Company in the event of a termination pursuant to section 10.1(i)) the actual fees and expenses incurred by the terminating party incident hereto provided, however, that in no event will Acquiror be required to reimburse the Company for its fees and expenses in excess of $100,000, nor will the Company be required to reimburse Acquiror for its fees and expenses in excess of $100,000.

         SECTION 12.6 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements in this Agreement or in any instrument delivered by the Company or the Acquiror pursuant to or in connection with this Agreement shall expire at the Effective Time, except that the agreements of the parties which by their terms are to be performed in whole or in part after the Effective Time shall survive the Effective Time, shall be enforceable only by the parties hereto, but shall not create any third party beneficiary rights except with respect to the obligations of the Acquiror set forth in Sections 5.6, 5.7 and 5.9.

         SECTION 12.7 ENTIRE AGREEMENT. This Agreement (including the Acquiror and Company Disclosure Schedules attached hereto and as subsequently may be amended pursuant to the terms hereof), the Plan of Merger and the Bank Merger constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

         SECTION 12.8 GOVERNING LAW. This Agreement, the Plan of Merger and the Bank Merger Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin as such laws are applied to contracts entered into to be performed entirely within Wisconsin.

         SECTION 12.9 BINDING EFFECT AND PARTIES IN INTEREST. This Agreement and the Plan of Merger may not be assigned by any party hereto without the written consent of the other parties. This Agreement and the Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement and the Plan of Merger otherwise than as specifically provided herein.

         SECTION 12.10 CAPTIONS. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement or the Plan of Merger.

         SECTION 12.11 RELIEF DUE TO BREACH.

         (a) Notwithstanding anything in this Agreement to the contrary and except as provided below, the Company and its Subsidiaries and Acquiror and its Subsidiaries agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that each of the Acquiror and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         (b) If this Agreement is terminated by reason of a willful breach by the Company or any of its Subsidiaries, then the Company or any of its Subsidiaries shall be liable to the Acquiror for all actual, consequential and incidental damages suffered by the Acquiror arising from such willful breach.

         (c) If this Agreement is terminated by reason of a willful breach by Acquiror or any of its subsidiaries, then Acquiror shall be liable to the Company for all actual, consequential and incidental damages suffered by the Company arising from such willful breach.

         SECTION 12.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 12.13 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, neither Acquiror nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other written statement for general circulation with respect to the transactions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld.

         SECTION 12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     FIRST FEDERAL CAPITAL CORP.


Dated:  ___________, 2001            By: _______________________________
                                          Jack C. Rusch, President and Chief
                                          Executive Officer


                                     Attest:  _____________________________


                                     AMERICAN COMMUNITY BANKSHARES, INC.


Dated:  ___________, 2001            By:  _______________________________
                                          Edwin Zagzebski, Chairman of the
                                          Board of Directors

                                     Attest:  _____________________________

                           COMPANY DISCLOSURE SCHEDULE

Section 2.1(c)             Listing of Subsidiaries

Section 2.7                Environmental Matters

Section 2.8                Contracts and Agreements

Section 2.11(b)            Financial Statements Exception

Section 2.12               Disclosure of Certain Changes or Events

Section 2.13               Litigation Disclosure

Section 2.14(a)            Disclosure of Benefit Plans

Section 2.14(b)            Disclosure of Severance, Separation, Termination Benefits

Section 2.14(c)            Disclosure of Any Non-Compliance of Company Plans with Applicable Law

Section 2.14(d)            Disclosure of Adverse Effect Upon Favorable Determination Letter

Section 2.14(e)            Disclosure of Prohibited Transactions

Section 2.14(g)            Listing of Outstanding Stock Options

Section 2.14(h)            Disclosure of Employment Contracts

Section 2.16               Disclosure of Tax Issues

Section 2.17               Identification of Real Property Owned, Controlled, or Leased

Section 2.18               Disclosure of Broker/Financial Advisor

Section 2.21               Disclosure of Liabilities or Obligations Reflected on Company Financial Statements.

Section 2.22               List of Shareholders of Company

Section 2.24               Claims or Offsets Relating to Loans.

Section 2.25               Listing of Loans in Excess of $250,000

Section 2.26               Listing of Mortgage-Backed and Related Securities Held for Sale or Investment.

Section 2.29               Disclosure of Insider Interests

Section 2.31               Listing of Insurance Policies and Bonds

                          ACQUIROR DISCLOSURE SCHEDULE



Section 3.5                Disclosure of Possible Violations Arising from Execution of Agreement

Section 3.6                Disclosure of Any Additional Consents or Approvals Required

Section 3.7                Litigation Disclosure

Section 3.8                Disclosure of Employee Benefit Plans

Section 3.9                Disclosure of Environmental Issues

                                  EXHIBIT 4.9

                              _______________, 2001

First Federal Capital Corp.
605 State Street
La Crosse, Wisconsin 54601


Ladies and Gentlemen:

         On May ___, 2001, First Federal Capital Corp., a Wisconsin corporation (the "Acquiror"), and American Community Bankshares, Inc., a Wisconsin corporation ("Company"), entered into an Agreement and Plan of Merger (the "Agreement") providing, among other things, for the merger of the Company with and into Acquiror (the "Merger"). The undersigned is a shareholder of the Company (a "Shareholder") and a director or an executive officer of the Company, and pursuant to Section 4.9 of the Agreement, hereby enters into this voting agreement (the "Voting Agreement") with respect to shares of common stock, no par value per share, of the Company held of record or shares as to which he has sole or shared voting power ("Company Common Stock").

         The Shareholder understands that Acquiror has undertaken and will continue to undertake substantial expenses in connection with the Agreement and the actions necessary to consummate the Merger and the other transactions contemplated thereby. In consideration of, and as a condition to, Acquiror consummating the transactions contemplated by the Agreement, and in consideration of the expenses incurred and to be incurred by Acquiror in connection therewith, the Shareholder and Acquiror agree as follows:

         1. The Shareholder agrees to be present (in person or by proxy) or to use his best efforts to cause the holder of record on the applicable record date (the "Record Holder") to be present (in person or by proxy) at all meetings of shareholders of the Company called to vote for approval of the Merger or any transactions contemplated by the Agreement so that all of the shares of Company Common Stock then owned of record or beneficially by him or her will be counted for the purpose of determining the presence of a quorum at such meetings, and to vote or cause the Record Holder to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby.

         2. The Shareholder agrees not to vote or execute or to cause the Record Holder to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Agreement and the transactions contemplated thereby.

         3. The Shareholder agrees to use his or her best efforts to cause the Merger and the other transactions contemplated by the Agreement to be consummated.

         4. Prior to the Effective Time (as defined in Section 1.02 of the Agreement or termination of this Agreement, as the case may be), the Shareholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 8 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Company Common Stock owned of record or beneficially by such Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Shareholder on the date of this Voting Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (i) for transfers by will or by operation of law (in which case this Voting Agreement shall bind the transferee); (ii) for sales, assignments, transfers or other dispositions necessitated by hardship with the prior written consent of the Acquiror; (iii) for sales or transfers to the Company in exercise of Company stock options, provided, however, that shares of Company Common Stock issued in exercise of such options shall be subject to the terms of this Voting Agreement; or (iv) as Acquiror may otherwise agree in writing.

         5. Shareholder will vote, or use his best efforts to cause the Record Holder to vote, the shares of Company Common Stock against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Agreement not being fulfilled and will vote, or use his best efforts to cause the Record Holder to vote, such shares of Company Common Stock against any Acquisition Proposal (as defined below).

         6. The Shareholder will not, directly or indirectly, initiate, solicit or knowingly encourage (including the furnishing of nonpublic information) or take any action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition proposal (as defined below). The Shareholder shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which he or she may receive relating to any of such matters and if such inquiry or proposal is in writing the Shareholder shall deliver a copy of such inquiry or proposal promptly to Acquiror.

         7. For purposes of this Voting Agreement, "Acquisition Proposal" shall mean any of the following, or any proposal of any of the following, involving the Company (other than the transactions contemplated under the Agreement): (a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         8. The Shareholder represents that (i) the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of the Voting Agreement; (ii) assuming the due authorization, execution and delivery by the Acquiror and the Company, this Voting Agreement constitutes a valid and binding agreement with respect to such shareholder, enforceable against such Shareholder in accordance with its terms except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought; (iii) that with respect to such shares such Shareholder owns of record the shares of Company Common Stock are free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens") except as noted below, and (iv) that such shareholder has sole and unrestricted voting power or shared voting power with respect to such shares of Company Common Stock registered as follows:

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------

         9. The Shareholder acknowledges receipt and review of a copy of the Agreement. Notwithstanding any other provision of this Voting Agreement, the provisions of this Voting Agreement shall not prohibit or restrain the Shareholder from complying with his fiduciary obligations as a director or executive officer of the Company.

         10. Notwithstanding anything herein to the contrary, the agreements contained herein shall terminate upon the earlier of (i) consummation of the Merger; or (ii) any termination of the Agreement in accordance with Article X thereof.

         11. Notices may be provided to Acquiror in the manner specified in
Section 12.4 of the Agreement.

         12. This Voting Agreement is to be governed by the laws of the State of Wisconsin, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions shall not be affected.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                     Very truly yours,


                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


Accepted and agreed to as of
the date first above written.

FIRST FEDERAL CAPITAL CORP.


By:
   ----------------------------------
     Bradford R. Price, Secretary

                                  EXHIBIT 6.10


         The Company shall use its best efforts to cause each of the following employees to enter into employment agreements with the Acquiror (and/or agreements to refrain from competition with Acquiror in the event of a termination of employment):

                           Richard Price

                           Chris Myhre

                           Marge Stilfer

                           Robert Kittel

                                  EXHIBIT 9.9

                             _________________, 2001

First Federal Capital Corp.
605 State Street
La Crosse, Wisconsin 54601


Gentlemen:

         I have been advised that I may be deemed an "affiliate" of American Community Bankshares, Inc., a Wisconsin corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed an "affiliate" of the Company at the time of the merger (the "Merger") of the Company with and into First Federal Capital Corp., a Wisconsin corporation (the "Acquiror"), in accordance with the Agreement and Plan of Reorganization, dated _____________, 2001, by and between the Company and the Acquiror (the "Agreement"). Pursuant to the terms of the Merger, I will receive shares of Acquiror common stock, $0.10 par value per share ("Acquiror Common Stock") in exchange for each share of Company common stock, no par value per share ("Company Common Stock") held by me.

         I represent, warrant and covenant to Acquiror that in the event I acquire any shares of Acquiror Common Stock as a result of the Merger:

         1. I agree that I will not make any sale, transfer or other disposition of such shares of Acquiror Common Stock in violation of the Securities Act or the Rules and Regulations promulgated thereunder by the SEC.

         2. I have carefully read this letter and the Agreement, and discussed the requirements relating to, and other applicable limitations upon, the sale, transfer or other disposition of shares of Acquiror Common Stock acquired by me as a result of the Merger to the extent I felt necessary with my counsel or counsel for the Company.

         3. I have been advised that the shares of Acquiror Common Stock to be issued pursuant to the Merger have been registered under the Securities Act by the Acquiror through the filing of a Registration Statement on Form S-4 with the SEC and that such registration does not apply to any distribution by me of shares of Acquiror Common Stock received by me in the Merger. I also have been advised that, since at the Effective Time of the Merger (as defined in Section
1.2 of the Agreement), I may be deemed to have been an "affiliate" of the Company, any offering or sale by me of any of the shares of Acquiror Common Stock acquired in the Merger will, under current law, require either (i) further registration under the Securities Act of the shares of Acquiror Common Stock to be sold; (ii) compliance with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144) promulgated under the Securities Act; or (iii) the availability of some other exemption from registration with respect to any such proposed sale, transfer or other disposition by me which shall include, in the case of a distribution under some other exemption from registration, an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to counsel for Acquiror, or a "no-action" letter obtained by me from the staff of the SEC, that such exemption is available. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me. With respect to a transfer under
(ii) above, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

         4. I understand that Acquiror is under no obligation to register shares of Acquiror Common Stock that I may wish to sell, transfer or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

         5. I also understand that if I rely on the exemption from the registration provisions contained in Section 4 of the Securities Act (other than as provided in Rules 144 or 145), I will obtain and deliver to Acquiror a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to

Acquiror as to the nondistributive intent, sophistication, ability to bear risk and access to information of such transferee; (b) an acknowledgement of the restrictions on transfer of the Acquiror Common Stock proposed for transfer; and
(c) an assumption of the obligations of the undersigned under this paragraph 5.

         6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Common Stock and there will be placed on the certificates representing shares of Acquiror Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE ONLY MAY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ______________, 2001, BETWEEN THE REGISTERED HOLDER HEREOF AND FIRST FEDERAL CAPITAL CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FIRST FEDERAL CAPITAL CORP.

         It is understood and agreed the legend set forth in this paragraph shall be removed by the delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legend and the stop orders referred to in this Paragraph 6 will be removed if (i) one year shall have elapsed from the date the undersigned acquired the shares of Acquiror Common Stock in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned has acquired the shares of Acquiror Common Stock in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Acquiror has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Acquiror, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

Very truly yours,
                                             Accepted and agreed to as of
                                             the date first above written.

___________________________________          FIRST FEDERAL CAPITAL CORP.
Signature


___________________________________          By:________________________________
Print Name                                      Bradford R. Price, Secretary






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